Exhibit 3
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated May 30, 2008 (including amendments thereto) with respect to the Common Stock of Seanergy Maritime Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.
Dated: May 30, 2008

UNITED CAPITAL INVESTMENTS CORP.
By:	/s/ Evan Breibart
	Name:	Evan Breibart
	Title:	Attorney-in-Fact

ATRION SHIPBUILDING CORP.
By:	/s/ Evan Breibart
	Name:	Evan Breibart
	Title:	Attorney-in-Fact

PLAZA SHIPBUILDING CORP.
By:	/s/ Evan Breibart
	Name:	Evan Breibart
	Title:	Attorney-in-Fact

COMET SHIPHOLDING INC.
By:	/s/ Evan Breibart
	Name:	Evan Breibart
	Title:	Attorney-in-Fact

/s/ Georgios Koutsolioutsos
Georgios Koutsolioutsos

/s/ Alexios Komninos
Alexios Komninos

/s/ Ioannis Tsigkounakis
Ioannis Tsigkounakis